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Exhibit 10.24

                               CELADON GROUP, INC.
              AMENDMENT TO SEPARATION AGREEMENT DATED MARCH 3, 2000
                         DATED AS OF SEPTEMBER 30, 2001

The following modification will be applied to the base salary clause of the original agreement dated March 3, 2000 between Dave Shatto and Celadon Group, Inc.

Any subsequent salary increases will not apply to the aforementioned separation agreement. The employee's annual salary, which was $150,000 as of March 3, 2000, will automatically increase for purposes of the defined base salary calculation within the separation agreement by 5% each year beginning March 3, 2001 and continue increasing by 5% each year thereafter.

Any subsequent stock option grants will not apply to the aforementioned separation agreement. Any stock option grants subsequent to March 3, 2000 will vest in the normal course per the individual stock option agreement and will not be accelerated if the employee separates his employment from the Company

         IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

                                         EMPLOYEE


                                         /s/ David Shatto
                                         ---------------------------------------
                                         By:  David Shatto
                                         Executive Vice President


                                         CELADON GROUP, INC.


                                         /s/ Stephen Russell
                                         ---------------------------------------
                                         By:  Stephen Russell
                                         Chief Executive Officer